Exhibit 99.1

Muscle Maker Inc. Announces Share Repurchase Program Covering up to $2 Million of its Common Stock

Fort Worth, Texas, April 13, 2023 (ACCESSWIRE) – Muscle Maker, Inc. (Nasdaq: GRIL) (“Muscle Maker,” “GRIL” or the “Company”), a global agricultural-commodity supply chain and emerging growth stage restaurant company, announces today that its Board of Directors has authorized a share repurchase program to repurchase up to $2 million of GRIL outstanding common stock. This share repurchase authorization is effective immediately.

GRIL shares may be repurchased from time to time in open market transactions, privately negotiated block transactions, or other means in accordance with applicable securities laws. The timing of the purchase, the number of shares repurchased, and the prices paid for the shares under the program will depend on general business and market conditions, the trading price of GRIL common stock and corporate and regulatory limitations.

“Q4 was a significant operational milestone for Muscle Maker, as we concluded our initial quarter with audited operations from our newly formed, wholly owned, subsidiary, Sadot LLC; and with its contribution, after excluding the impact of the non-cash stock-based consulting expense related to the share issuance to AGGIA, Q4 was the Company’s first profitable quarter since becoming a public company” stated Muscle Maker CEO, Michael Roper. “We have continued to report the revenue contribution from Sadot LLC on a monthly basis, generating $58.5 million of revenue in January, an additional $58.0 million of revenue in February, and we look forward to reporting our March revenues in the near future. We recognize that the creation of Sadot LLC has been a significant pivot of our business, and in lieu of analyst coverage and institutional sponsorship, we feel that our story remains largely unknown, and our shares undervalued. We are happy to inform the market of the Company’s recent success and express our belief in our vision and strategy going forward. With these new levels of results, we believe the repurchasing of our shares is a potentially significant way to express management’s confidence in this process, as well as the best way to create value for our shareholders. This decision is part of a larger work-plan being implemented to increase awareness and confidence among investors.” stated GRIL’s CEO, Michael Roper.

About Muscle Maker, Inc.

In late 2022, MMI began its evolution from a consumer-focused, U.S. restaurant business into a global, food-focused organization with two distinct business units:

Sadot LLC

MMI’s largest operating unit is its newly-created subsidiary, Sadot LLC. Sadot is an international agri-foods company engaged in trading and shipping food (and feed) commodities such as soybean meal, wheat and corn. Sadot was formed in partnership with Aggia LLC FZ, a Dubai based, international consulting firm that provides services to companies operating in the global food supply chain.

MMI Restaurant Group

MMI’s legacy business is our limited collection of 50+ restaurants, including Pokémoto Hawaiian Poké & Boba Tea and Muscle Maker Grill, and our subscription, fresh-prep meal service, Superfit Foods, with 30+ points of distribution plus in-home and national delivery. All three concepts compete in the growing healthier-for-you segment. National franchise development of the Pokémoto concept is the key growth driver with more than 45 franchise units already in the pipeline.

MMI continues to grow in size, diversity of operations, as well as in human and financial capital, but the principles that guided us when we began remain the same – sourcing and providing healthier foods. For more information please visit https://ir.musclemakergrill.com/.

There can be no assurance as to how many common shares will be purchased. In addition, the repurchase program may be suspended or discontinued at any time. Common stock acquired though the repurchase program will be held as treasury shares and may be used for general corporate purposes, including reissuances in connection with acquisitions, employee stock option exercises or other employee stock plans. Repurchases will be made under the program using our own cash resources generated through net income of Sadot LLC, our wholly owned subsidiary, and will be in accordance with Rule 10b-18 under the Securities Exchange Act of 1934 and other applicable laws, rules and regulations.

Forward-Looking Statements

This press release may include “forward-looking statements” pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products, or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Muscle Maker, Inc., does not undertake any duty to update any forward-looking statements except as may be required by law.

Investor Relations:

Frank Pogubila

SVP

Integrous Communications

W - 951.946.5288

E - IR@musclemakergrill.com